Exhibit 10.18

Short-Term Incentive (STI)

Administrative Guide

Introduction and Overview	2
Timing of Payments	2
Short-term Incentive Targets	2
Eligibility	2
Short-term Incentive Calculation	3
Performance Criteria	3
Company Performance Measures	3
Individual Performance Measures	4
Pro-rations	4
New Hires	4
Rehires	5
STI Target Percentage Changes	5
Changes in Employment Status	5
Part-time Sales Employee’s Commission and/or MBO Target	6
Changes in Job Classification	6
Leaves of Absence and Short-Term Disability	6
Terminations	6
Retirement	6
Long-term Disability	6
Deaths	6
Transfers to Affiliates	7
Deferrals	7
Taxes	7
Tax Withholding	7
Benefits Treatment	7
Payout Process	7

Introduction and Overview

The Short-Term Incentive (STI) plan supports Verizon Wireless’s pay-for-performance philosophy by aligning a percentage of an employee’s total compensation with the attainment of annual business goals and individual performance objectives. The STI plan is also designed to increase awareness, understanding and commitment to Verizon Wireless’ business goals. It is also a retention tool to encourage employees to remain working for the Company.

Timing of Payments

Short-term incentives are typically paid annually, during the first quarter for the preceding year, after authorization by the Verizon Human Resources Committee of the Board of Representatives for the period between January 1st and December 31st.

Short-term Incentive Targets

Short-term incentive targets are based on band assignment and are expressed as a percentage of base salary. STI targets assigned to each band are based on competitive market data. Positions in higher bands have higher target percentages, indicating that these positions carry more “pay at risk”. The following chart indicates the STI targets for bands C - F and status as an exempt or non-exempt employee under federal and/or state wage and hour laws:

BAND	FLSA	Staff (% of base pay)	Sales (% of TTC)
C	Exempt	18%	3%
D	Exempt	12%	2%
	Non-exempt	8%	2%
	Salary Plus	—	2%
E	Exempt	—	2%
	Non-exempt	8%	2%
	Salary Plus	—	2%
F	Non-exempt	8%	2%

Union-represented employees are not eligible for the STI program except to the extent that such a program exists in the collective bargaining agreement.

Eligibility

All regular, full-time and part-time employees who have actively worked for at least one day during the plan year, are employed on the last day of the plan year, and are not Band B Sales Commission are eligible to participate in the Short-Term Incentive program. If the last day of the plan year ends on a Saturday or Sunday, the last weekday of the plan year will be used to determine eligibility for the plan year.

Active status includes employees who are on vacation, holiday, jury duty, or on an approved paid emergency military leave. Active status does not include short-term disability or Workers Compensation. Active status also does not include partial STD or partial Workers Compensation).

Union-represented employees are not eligible for the STI program except to the extent that such a program exists in a collective bargaining agreement.

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance

Short-term Incentive Calculation

Staff

The target STI is calculated by multiplying an employee’s year-end annualized base salary by the STI target percentage associated with his/her band and exemption status. The target STI may be modified by performance criteria and/or pro-rations.

Sales

The target STI is calculated by multiplying an employee’s year-end annualized Total Target Compensation (base salary including Target Commission and Target MBO) by the STI target percentage associated with his/her band and exemption status. The target STI may be modified by performance criteria and/or pro-rations.

Performance Criteria

Two components: business results, which include overall Company results, and individual performance may modify the target STI. Depending on Company and individual performance, the STI payout may range from 0 – 200% of the target. Here’s how:

Company Performance Measures

Each year Company objectives are established to measure the extent to which we, Verizon Wireless employees, have attained our financial, strategic and quality goals. These measures may change slightly year to year to reflect the business objectives for that year and may include:

Financial Measures

•	EBITDA

•	Net Income

•	Net Subscriber Additions

•	Service Revenue

Customer Measures:

•	First Call Resolution

•	Ineffective Attempts

•	Lost Calls

Strategic Measures

•	Diversity

•	Data Products

•	EVDO

Each measurable objective is assigned a weighting, with the sum of the weightings equaling 100%.

Once the company performance measures are established, a target performance level will be assigned to each. Target performance represents the level of performance required to meet the budgeted goals. At the end of the plan year,

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance actual performance is compared to targeted performance and STI funding for the year is determined. In no event will payouts, in the aggregate, exceed the amount of funding that has been established.

Individual Performance Measures

The second component that modifies the STI target is individual performance. All employees at Verizon Wireless receive a performance rating indicating their level of performance for the previous year. Managers must submit performance ratings prior to determining STI awards. Managers will have the discretion to make adjustments to STI targets related to individual performance and/or business conditions. Since Verizon Wireless has a pay-for-performance philosophy, it is important that the STI award is aligned with the performance rating. A recommended range will be provided based on performance rating. The purpose for the recommended ranges is to provide some guidance to managers while also providing flexibility.

Example:

Considering company and individual performance, an example of an STI calculation is provided below:

Assume an employee was in his/her job for the entire year with a final base salary on 12/31 of $45,000 and an 8% target STI percentage.

The target STI is calculated by multiplying the final base salary on 12/31 by the STI target % and then prorating the calculation by the number of eligible days in the job.

(($45,000)(.08)(365 days))/365 total days = $3,600

The STI funding for this employee is determined by multiplying the target by the Company performance modifier.

Assume the company’s performance modifier is 120%.

The STI target of $3,600 is then modified by 120%

($2,700)(1.20) = $4,320

$4,320 becomes the “budget” for this employee. The manager must then apply discretion within a range above/below the modified target (budget). The percentage above or below the modified target should be aligned with the performance rating. Therefore an employee, who is rated “Leading”, typically should not receive an award below the modified target (budget). Similarly, an employee who has not met his/her performance objectives typically should not receive an award above the modified target (budget).

Pro-rations

New Hires

Target STI for eligible participants who are newly hired to the Company will be pro-rated based upon the actual number of days worked in the plan year for which they were eligible.

Example:

If an employee is hired into an eligible position on June 1st, his/her STI will be pro-rated by 214/365 (214 eligible days of 365 potential days in the plan year).

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance

Rehires

If an eligible employee terminates from the Company and is subsequently rehired into an eligible position, his/her STI target will be prorated from the rehire date through the end of the plan year or until s/he changes to an ineligible position.

Example:

If an employee terminates on April 2nd, and is rehired into an eligible position on June 1st, his/her STI will be pro-rated by 214/365 (214 eligible days of 365 potential days in the plan year).

STI Target Percentage Changes

Target STI will be prorated for participants who change jobs resulting in a change to STI target percentage during the plan year.

Example:

An employee is promoted from a Band D with a 12% STI target percentage to a Band C with an 18% STI target percentage on June 1st. The employee’s target STI will be prorated as follows:

Ending salary in Job #1 with 12% target is $60,000

Ending salary in Job #2 with 18% target is $70,000

Job	Ending Salary	Begin Date	End Date	Total Days Worked	STI Target %	STI Target
#1	$60,000	1/1	5/31	151	12%	$2,978.63
#2	$70,000	6/1	12/31	214	18%	$7,387.40

Total Target STI *						$10,366.03

*	The target is then adjusted based on Company and individual performance.

Changes in Employment Status

Target STI will be prorated for participants who change their employment status from full-time to part-time, or vice-versa, during the plan year.

Example:

A Band D employee with 12% STI changes employment status from full-time to part-time, changing scheduled hours from 40 hours to 25 hours. The employee’s target STI will be prorated as follows:

Ending salary in job as a full-time employee is $40,000 (scheduled hours = 40).

Ending salary in job as a part-time employee is $25,000 (scheduled hours = 25).

Job	Ending Salary	Begin Date	End Date	Total Days Worked	Standard Hours	STI Target %	STI Target
#1	$40,000	1/1	5/31	151	40	12%	$1,985.75
#1	$25,000	6/1	12/31	214	25	12%	$1,758.90

Total Target STI *							$3,744.65

*	The target is then adjusted based on Company and individual performance.

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance

Part-time Sales Employee’s Commission and/or MBO Target

Target Commission and/or MBO for part-time sales employees will be prorated based on standard hours.

Example:

Sales Job 1 has an annual Target Commission of $15,000. An employee in Sales Job 1 works 25 hours a week. The employee’s target Commission will be prorated as follows:

$15,000 * (25/40) = $9,450

Changes in Job Classification

Participants, who change their job classification during the plan year from staff positions to commissioned sales positions, or vice-versa, shall have their STI target prorated for the number of days of active service in the eligible position.

Leaves of Absence and Short-Term Disability

Participants on approved leaves, lasting in duration beyond 30 calendar days during a Plan year, shall have their STI targets prorated. The first 30 calendar days of absence or disability are counted as days of active service for purposes of calculating STI.

Terminations

If a participant voluntarily or involuntarily terminates employment (for reasons other than retirement, long-term disability, death or transfer to an affiliate) before the last day of the plan year, s/he is no longer eligible to receive a STI and all outstanding STI awards shall be cancelled. If the participant terminates employment after the last day of the plan year and before the payout date for that plan year, s/he will be eligible for a STI award based on actual company and individual performance.

Retirement

If a participant retires (55 years of age and has 10 years of active service) before the last day of the plan year, s/he is eligible to receive a prorated STI award for the number of days of active service during the plan year. It will be paid out at 100% of target at the time of retirement. If the participant retires after the last day of the plan year and before the payout date for that plan year, s/he will be eligible for a STI award based on actual company and individual performance.

Long-term Disability

If a participant terminates employment under the long-term disability plan before the last day of the plan year, s/he is eligible to receive a prorated STI award for the number of days of active service during the plan year. It will be paid out at 100% of target at the time of termination. If the participant terminates employment after the last day of the plan year and before the payout date for that plan year, s/he will be eligible for a STI award based on actual company and individual performance.

Deaths

In the event of death, an employee’s designated beneficiary may receive a prorated STI award based upon the number of days of active service the employee had in the plan year. The STI payment will be paid at 100% target to the employee’s designated beneficiary as soon as administratively possible. If the death occurs after the end of the plan year, yet before the payout, the award will be paid on actual Company and individual performance to the employee’s designated beneficiary as soon as administratively possible.

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance

Transfers to Affiliates

Participants who directly transfer to a position with an affiliate of Verizon Wireless (Verizon Communications, Verizon Services Organization, Verizon Business or Vodafone Group) will be eligible for a prorated STI under the Verizon Wireless plan for the number of days of active service with Verizon Wireless provided they held an eligible position, and followed the appropriate approval process prior to and during the transfer. Upon transferring, the participant may be eligible to participate in the affiliate’s plan provided they move into an eligible position, as defined by the affiliate company.

Deferrals

Eligible employees may elect to defer payment of all or a percentage of their award under the Executive Savings Plan (ESP). Please refer to the Summary Plan Description for more information.

Taxes

Short-term incentives are subject to federal, state, and local income tax withholdings, social security withholding, state disability deductions, Verizon Wireless Savings and Retirement Plan deductions or other legally required withholdings.

Tax Withholding

Federal Income Supplemental Tax	Taxed at a fixed statutory rate set by the IRS, which is currently set at 25% regardless of your W4 elections.

FICA Tax	6.2% Social Security portion subject to an annual limitation. 1.45% Medicare portion NOT subject to an annual limitation.

State/Local	Taxed at state and local supplemental rates, if applicable.

S.U.I.	Normal taxes up to the state limit, if any.

Benefits Treatment

The treatment of Short-term Incentive awards for the purposes of employee benefit plans (e.g. Verizon Wireless Savings and Retirement Plan and Life Insurance) shall be governed by the applicable benefit plan provisions. Please refer to the Summary Plan Description of these plans for more information.

Payout Process

Short-term incentives are typically paid annually, during the first quarter of the following calendar year, after authorization by the Verizon Human Resources Committee of the Board of Representatives.

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance

The STI payment is distributed via the same payment method as the employee’s regular paycheck. If the employee has elected direct deposit for his/her regular paycheck, the STI award will be direct deposited. If the employee receives a live paycheck, the STI award will be mailed as a live check.

Depending on the timing of the STI valuation cycle, the award may be paid either with regular pay or as a separate check.

This Guide is intended to provide you with general information regarding the STI program. In all instances, the terms of the STI plan itself in effect during the plan year will apply except where a written employment agreement signed by the VP-Human Resources provides otherwise. Nothing in this Guide guarantees any specific STI payout or compensation. Information contained herein is Proprietary and Confidential. Disclosure outside Verizon Wireless is not permitted under any circumstance